EXHIBIT 99.1

           EL PASO ENERGY CORPORATION AND THE COASTAL CORPORATION
                          ANNOUNCE MERGER AGREEMENT


     HOUSTON, TEXAS, JANUARY 18, 2000-El Paso Energy Corporation (NYSE:EPG) and The Coastal Corporation (NYSE:CGP) announced today the execution of definitive agreements for the merger of El Paso Energy and Coastal. The total value of the transaction is approximately $16 billion,
     including  $6  billion of assumed debt and preferred equity.   Each
     share of Coastal common stock and Class A common stock will be converted on a tax-free basis into 1.23 shares of El Paso Energy
     common  stock.   The  outstanding convertible  preferred  stock  of
     Coastal will be exchanged for El Paso Energy common stock on the same basis as if the preferred stock had been converted into
     Coastal  common  stock  immediately prior to  the  merger.   It  is
     expected that the merger will be completed during the fourth quarter of 2000 and be accounted for as a pooling of interests. The total enterprise value of the combined company will exceed $32 billion, with an equity value of approximately $19 billion.
          Ronald L. Kuehn, Jr., chairman of El Paso Energy Corporation, said, "This exciting combination of two strong companies will create a world-scale, integrated gas and power company which will clearly benefit from the convergence of these two industries."
          "The merger is expected to be accretive to El Paso's earnings per share immediately and add more than five percent to EPS in both 2001 and 2002," said William A. Wise, president and chief executive officer of El Paso Energy. "With this merger, El Paso Energy will become the only company that is one of the top five companies in every sector of the wholesale natural gas and power arena, including natural gas transmission, production, gathering and processing, marketing, and power generation. As power generation becomes the largest consumer of natural gas, we believe integration along the full value chain will enhance profitability in each segment of our business."
          "Coastal's growth strategies are in place to deliver double-digit earnings growth for the next several years," said David A. Arledge, chairman, president, and chief executive officer of The Coastal Corporation. "This transaction will provide the foundation of assets, personnel and financial strength to accelerate this growth and create a truly unique company which is a major player in all aspects of the converging North American natural gas and power markets."
          Mr. Wise added, "Our two companies complement each other in strategically compelling ways. El Paso Energy's coast-to-coast pipeline system reaches from the west coast to the southeastern United States and then moves upward along the eastern seaboard to key markets in the Northeast; Coastal's ANR pipeline system covers strategic areas across the Midwest and Great Lakes regions, and its Colorado Interstate Gas system traverses the Rockies. The combined interstate transmission system of the new company will consist of over 58,000 miles of pipeline reaching all the major growth areas in the country, accessing every key supply source in North America, and moving more gas than any other energy company in the world. The combined company will be the second largest gatherer of natural gas in the United States and the third largest U.S. producer of natural gas-after BP Amoco and ExxonMobil-with over 5 trillion
     cubic  feet  of  proved  gas  equivalent  reserves.   Together  the
     companies control over 12,000 net megawatts of power generation worldwide. This breakout move assures greater growth opportunities for each of our business units.
          "This merger is consistent with the strategy we have had in place for the past five years. We have acquired strategic assets,
     combined   them  efficiently,  enhanced  their  presence   in   the
     marketplace, effectively managed commodity volatility, and utilized our expanded platform to develop new growth opportunities," Mr.
     Wise  said.   "Our  track  record  of  successfully  combining  and
     operating  large  energy organizations is second  to  none.   After
     today's   announcement,   we  will  begin  immediately   assembling
     transition teams with key personnel from both organizations.   This
     process has proven effective in our previous mergers, ensuring that we  capture  the  best  ideas, practices, and personnel  from  each
     organization  and  achieve  a  smooth  transition   to   a   single
     organization immediately upon closing. We expect to realize at least $200 million in cost savings annually when the two companies are merged into one.
          "We  believe  the  increased size, scope,  and  scale  of  the combined company will enhance our ability to continue delivering double-digit earnings growth and provide additional opportunities
     in  the  telecommunications  and power  transmission  arenas.   The
     58,000 mile pipeline system will access over 70 percent of the U.S. population and provide secure, readily available pathways for data, voice, and power transmission," Mr. Wise continued.
          The combined company will be headquartered in Houston, Texas. Ronald L. Kuehn, Jr. will remain chairman of the board of El Paso Energy Corporation until December 31, 2000. At that time, William
     A.  Wise-the  current  president and  chief  executive  officer  of
     El Paso Energy-will assume the position of chairman in addition to continuing as president and chief executive officer of the new combined company. David A. Arledge, who is currently the chairman, president, and chief executive officer of The Coastal Corporation, will become the vice chairman and will oversee the non-regulated operations of the combined company. The Board of Directors for the combined company will consist of twelve directors-seven designated by El Paso Energy and five designated by Coastal.
          The merger is subject to customary conditions, including approval by the stockholders of both companies and receipt of
     certain  required  governmental approvals.   The  merger  agreement
     includes  customary  and  reciprocal  provisions  regarding   stock
     options,   non-solicitation,   termination   fees,   and    expense
     reimbursements.
          Donaldson, Lufkin & Jenrette Securities Corporation is  acting as El Paso Energy's financial advisor for the transaction, while Merrill Lynch & Co. is advisor to The Coastal Corporation. The law firm of Fried, Frank, Harris, Shriver & Jacobson is El Paso Energy's legal advisor, and Coastal is represented by the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP.
          With over $16 billion in assets, El Paso Energy Corporation provides comprehensive energy solutions through its strategic business units: El Paso Natural Gas Company, Tennessee Gas Pipeline Company, Southern Natural Gas Company, El Paso Field Services
     Company,  El  Paso  Merchant  Energy Company,  El  Paso  Production
     Company,  and  El Paso Energy International Company.   The  company
     owns North America's largest natural gas pipeline system, both in terms of throughput and miles of pipeline, and has operations in natural gas transmission, gas gathering and processing, gas and oil
     production,   power  generation,  merchant  energy  services,   and
     international project development.  Visit El Paso Energy's web site at www.epenergy.com.
          The Coastal Corporation is a Houston-based energy holding company with consolidated assets of more than $14 billion and
     subsidiary   operations  in  natural  gas  transmission,   storage,
     gathering/processing  and marketing; oil and  gas  exploration  and
     production;   petroleum  refining,  marketing   and   distribution;
     chemicals; power production; and coal. Coastal's World Wide Web site at www.coastalcorp.com provides additional information on the company.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The companies have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, oil and gas prices; general economic and weather conditions in geographic regions or markets served by El Paso Energy and The Coastal Corporation and their affiliates, or where operations of the companies and their affiliates are located; inability to realize anticipated synergies and cost savings on a timely basis; difficulty in integration of operations; and competition. While the companies make these statements and projections in good faith, neither company nor their managements can guarantee that the anticipated future results will be achieved. Reference should be made to the companies' (and their affiliates') Securities and Exchange Commission (SEC) filings for additional important factors that may affect actual results.

                              INVESTOR NOTICE

          Investors are urged to read the proxy statement/prospectus which will be included in the Registration Statement on Form S-4 to be filed with the SEC in connection with the proposed merger because it will contain important information. After it is cleared with the SEC, the proxy statement/prospectus will be available free of charge on the SEC's web site (www.sec.gov), from El Paso Energy Corporation's office of Investor Relations, and from Coastal's Corporate Secretary.
          In addition, the identity of the people who, under SEC rules, may be considered "participants in the solicitation" of El Paso Energy shareholders in connection with the proposed merger, and a description of their interests, is available in an SEC filing under
     Schedule  14A  made by El Paso Energy Corporation  on  January  18,
     2000.

                                   # # #

     Contacts:

     El Paso Energy Corporation

          Public Relations              Investor Relations
          Norma F. Dunn                 Bruce L. Connery
          Senior Vice President         Vice President
          Office:   (713) 420-3750      Office:  (713)  420-5855
          Fax:      (713) 420-3632      Fax:     (713)  420-4417

     The Coastal Corporation

          Media Relations                    Investor Relations
          Greg Clock                         Stirling D. Pack
          Director                           Vice President
          Office:   (713) 877-3993           Office:  (713)  877-6924
          Fax:      (713) 877-3299           Fax:     (713)  297-1102